UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NewLink Genetics Corporation
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following press release, dated as of December 16, 2019, by NewLink Genetics Corporation.

NewLink Genetics Responds to Proposal from Evercel

Board Continues to Believe that Planned Lumos Merger Agreement is in the Best Interests of NewLink Stockholders

AMES, Iowa, December 16, 2019 – NewLink Genetics Corporation (NASDAQ:NLNK) (“NewLink” or the “Company”) today publicly announced its rejection of the unsolicited acquisition proposal received on November 5, 2019 from Evercel, Inc. (“Evercel”) (OTC:EVRC), a holding company with a primary operating business selling line matrix printers and accessories.

The NewLink Board of Directors (the “Board”), consistent with its fiduciary duties and in consultation with outside financial and legal advisors, thoroughly evaluated the Evercel proposal and has determined that it is not in the best interests of NewLink’s stockholders.   The Board concluded that the Evercel proposal is not actionable because it does not constitute, and could not reasonably be expected to lead to, a “Superior Offer” as defined in the definitive merger agreement (the “Lumos Merger Agreement”) with Lumos Pharma, Inc. (“Lumos”). As a result, the Evercel proposal does not satisfy the requirements in the Lumos Merger Agreement for granting due diligence access or commencing negotiations with respect to a competing proposal.

The Board is confident that the NewLink and Lumos combination will drive long-term sustainable value and believes that the Lumos Merger Agreement, entered into on September 30, 2019, represents the best path forward for its investors. As previously announced, NewLink’s largest stockholder, Stine Seed Farm, Inc., has signed a support agreement to vote in favor of the merger and remains in committed support, without qualification.

NewLink continues to remain focused on completing the proposed merger and the subsequent development of Lumos Pharma’s lead candidate, LUM-201 (ibutamoren), a potential oral therapy for pediatric growth hormone deficiency (PGHD) and other rare endocrine disorders. PGHD occurs due to inadequate production of growth hormone in the pituitary gland during childhood leading to lack of physical growth and/or short stature.

Under the Lumos Merger Agreement, NewLink will issue Lumos stockholders NewLink common stock in exchange for their shares in Lumos such that Lumos stockholders will own approximately 50% of outstanding shares of the combined company upon closing. Immediately following the closing of the merger, Lumos will become a wholly-owned subsidiary of NewLink, and NewLink will be renamed “Lumos Pharma, Inc.” and is expected to trade on Nasdaq under the symbol “LUMO.”

The Board remains committed to completing its planned transaction with Lumos, which is expected to close in the first quarter of calendar year 2020 and is subject to customary closing conditions, including the approval of NewLink’s stockholders.

NewLink is being advised by Stifel as financial advisor and Cooley LLP as legal counsel.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger (the "Merger") among NewLink, Cyclone Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), and Lumos, pursuant to the terms of the Lumos Merger Agreement, by and among NewLink, Merger Sub and Lumos, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement for its stockholders containing the information with respect to the Merger and the Lumos Merger Agreement specified in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended and describing the proposed Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: NewLink Genetics Corporation, 2503 South Loop Drive, Ames, IA 50010. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

 Participants in the Solicitation

The Company and its directors and executive officers and Lumos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the proxy statement for the Company’s 2019 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Company at the address described above.

About NewLink Genetics Corporation

NewLink is a clinical-stage biopharmaceutical company that has historically focused on developing novel immunotherapeutic products for the treatment of patients with cancer. On September 30, 2019, NewLink announced its intent to merge with Lumos, a private clinical-stage biopharmaceutical company targeting rare and neglected diseases. At the close of the proposed Merger, the combined company will operate as Lumos Pharma, Inc. focused on Lumos’ sole product candidate, LUM-201 (ibutamoren), an oral growth hormone (GH) secretagogue targeting pediatric growth hormone deficiency (PGHD) and other rare endocrine disorders. If approved, LUM-201 has the potential to represent the first orally administered growth hormone stimulating therapy for a subset of PGHD patients, an established market where daily recombinant human growth hormone injections represent the current standard-of-care treatment regimen. For more information, please visit www.NewLinkGenetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “forecast,” “projected,” "guidance," "upcoming," "will," "plan," “intend,” "anticipate," "approximate," "expect," “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements regarding the Company’s expectations with respect to the Evercel proposal, the completion and timing of the planned transaction with Lumos and other information relating to such transaction; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink  makes due to a number of important factors, including (i) the risk that the transaction with Lumos may not be completed in a timely manner or at all, which may adversely affect NewLink’s business and the price of common stock of NewLink; (ii) the failure to satisfy the conditions to the Lumos Merger Agreement, including approval of the issuance of shares of NewLink common stock in the transaction or the contemplated reverse stock split; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Lumos Merger Agreement; (iv) the risk that the Lumos Merger Agreement may be terminated in circumstances that require NewLink to pay a termination fee to Lumos; (v) risks related to the ability to realize the anticipated benefits of the transaction with Lumos, including the risk that the businesses will not be integrated successfully; (vi) the effect of the pendency of the transaction with Lumos on NewLink’s business relationships, operating results and business generally; (vii) the risk that the proposed transaction with Lumos disrupts current plans and operations; (viii) risks related to diverting management’s attention from NewLink’s ongoing business operations; and (ix) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies.  Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in "Risk Factors" and elsewhere in NewLink’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and other reports filed with the SEC. The forward-looking statements in this press release represent NewLink’s views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink’s views as of any date subsequent to the date of this press release.

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Investor & Media Contact:

Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

or

Sloane & Company
Dan Zacchei / Joe Germani, 212-486-9500
dzacchei@sloanepr.com / jgermani@sloanepr.com

Source: NewLink Genetics Corporation